EXHIBIT 10.6

NEWPORT GOLD, INC.
8 Nettleton Court
Collingwood, Ontario, Canada L9Y 5B9

March 26, 2013

Mr. Steve Baran
1239 Sir David Drive
Oakville, Ontario L6J 6Y9

Re:	Steve Baran hereinafter referred to as “Optionor” and Newport Gold, Inc. hereinafter referred to as “Optionee”; 47 claims, Greenwood Mining Division, British Columbia

Dear Steve:

Reference is made to the letter agreement entered into as of July 21, 2003 between the Optionor and Optionee, as amended on June 13, 2011, with reference to the above (the “Letter Agreement”). (All capitalized terms used herein which are not defined herein, but which are defined in the Letter Agreement, shall have the respective meanings ascribed thereto in the Letter Agreement). This document is hereinafter referred to as the “Second Amendment”.

The parties acknowledge that pursuant to the Letter Agreement, the Optionee has agreed to pay a 1% N.S.R. to John Carson that will be capped at $250,000 and will be provided by paying $10,000 annually beginning in September 2003.

Notwithstanding anything to the contrary which may be contained in the Letter Agreement, the parties hereby agree and acknowledge that no additional N.S.R. payments shall be due to Optionor by the Optionee now or in the future in connection with the Letter Agreement and the terms and conditions thereof.

Except as otherwise provided in this Second Amendment, all of the terms, covenants and conditions of the Letter Agreement shall remain in full force and effect. On and after the date hereof, each reference in the Letter Agreement to “this Agreement”, “hereunder”, “hereof”, or words of like import, shall mean and be a reference to the Letter Agreement as amended hereby. This Second Amendment may be executed in one or more counterparts with the same effect as if all of the parties had signed the same document. A signed copy of this Second Amendment which is received via facsimile or other electronic transmission shall be given the same effect for all purposes, as if it were the original.

If the foregoing is acceptable, kindly execute below whereupon this agreement shall be effective in accordance with its terms.

NEWPORT GOLD, INC.

	By:	/s/ Derek Bartlett
Name: Derek Bartlett
Title: President

ACCEPTED AND AGREED TO as of the 26th day of March, 2013

/s/ Steve Baran
STEVE BARAN